Exhibit 21.1

List of Subsidiaries

AfriSpace Kenya Ltd.—Kenya

AfriSpace, Inc.—Maryland, US

AmeriSpace Ltd.—British Virgin Islands—Inactive

AsiaSpace Limited—Australia

Asiaspace, Inc. —Maryland, US—Inactive

PT WorldSpace Indonesia—Indonesia—Inactive

WorldSpace Spain S.A. (formerly Viatis Satellite Spain SA)—Spain

WorldSpace (China) Information Technology Ltd.—China

WorldSpace Argentina SA—Argentina – Inactive

WorldSpace Asia Pte Ltd.—Singapore

WorldSpace Caribbean Limited—Trinidad and Tobago

WorldSpace do Brasil—Brazil—Inactive

WorldSpace Europe Holdings ApS—Denmark (formerly Viatis Satellite Radio Holdings ApS)

WorldSpace Europe SAS, formerly Viatis Satellite Radio Europe SAS—France

WorldSpace France—France

WorldSpace Ghana Ltd.—Ghana—Inactive

WorldSpace India Private Limited—India

WorldSpace Italia SpA—Italy

WorldSpace Middle East FZCO—Bahrain

WorldSpace Middle East FZCO—Dubai

WorldSpace Polska Sp. z o.o.—Poland—Inactive

WorldSpace Radio Company Ltd.—British Virgin Islands—Inactive

WorldSpace Satellite Company—British Virgin Islands

WorldSpace Southern Africa (Pty) Ltd.—South Africa

WorldSpace Systems Corporation (formerly WorldSpace Corporation and formerly WorldSpace Management Corporation)—Delaware, US

WorldSpace UK Ltd.—United Kingdom

XM Ventures Trust—Maryland—Inactive